Product supplement no. 27-I To prospectus dated November 14, 2011 and prospectus supplement dated November 14, 2011	Registration Statement No. 333-177923 Dated August 1, 2012 Rule 424(b)(2)

Notes Linked to a Basket of Return Enhanced Components

General

•	JPMorgan Chase & Co. may from time to time offer and sell notes linked to a weighted basket consisting of one or more return enhanced components, each of which may be subject to a buffer and each of which is linked to an index or a fund. This product supplement no. 27-I describes terms that will apply generally to the notes and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply to specific issuances of the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. A separate underlying supplement or the relevant terms supplement will describe any index or fund to which the notes are linked. If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in any related underlying supplement, or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
•	The notes are senior unsecured obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
•	Payment is linked to a basket consisting of one or more return enhanced components, each of which may be subject to a buffer and each of which is linked, as described below, to an Index or a Fund.
•	For important information about tax consequences, see “Material U.S. Federal Income Tax Consequences” beginning on page 31.
•	Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.
•	Investing in the notes is not equivalent to investing in the Basket, any Component Index, any Component Fund or the securities, commodities, futures contracts or other assets or financial measures underlying any Component Index or Component Fund.
•	The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Basket/Basket Components:

Unless otherwise specified in the relevant terms supplement, the Basket will be composed of two or more return enhanced components (each component a “Basket Component,” and together, the “Basket Components”), each of which may be subject to a buffer amount and each of which is linked to one of the Component Underlyings described below.

The relevant terms supplement will specify the Basket Components included in the Basket as well as either (i) the weight of each Basket Component in the Basket, which will be fixed for the term of the notes or (ii) the manner in which the weight of each Basket Component will be determined. We refer to each such weight as a “Component Weighting.” For example, the relevant terms supplement may specify that each Basket Component has an equal weight in the Basket, in which case the weight of each Basket Component will equal 100% divided by the number of Basket Components, or the relevant terms supplement may specify a different weighting for each of the Basket Components. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of a buffered return enhanced component linked to a Component Underlying and a return enhanced component linked to a different Component Underlying, the Basket Component with a Component Underlying that has the greater Underlying Return will make up 70% of the value of the Basket, and the Basket Component with a Component Underlying that has the lesser Underlying Return will make up 30% of the value of the Basket.

For each Basket Component, the relevant terms supplement will specify whether the Basket Component is subject to a buffer amount.

Component Underlying(s):	The relevant terms supplement will specify the indices or funds linked to each Basket Component. We refer to an index that tracks the performance of equity securities as an “index,” and collectively, as “indices” and we refer to an exchange traded fund that tracks the performance of an underlying index or basket of securities, primarily by holding securities or other instruments related to such underlying index or basket, as a “fund,” and collectively, as “funds.” We refer to an index linked to a Basket Component as a “Component Index,” and collectively, as the “Component Indices” and a fund linked to a Basket Component as a “Component Fund” and collectively, as the “Component Funds.” We refer to each Component Index and each Component Fund, as a “Component Underlying,” and collectively, as the “Component Underlyings.”

(continued on next page)

Investing in the notes involves a number of risks. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 27-I, the accompanying prospectus supplement and prospectus or any related underlying supplement or terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

August 1, 2012

Key Terms (continued):

Payment at Maturity:

Unless otherwise specified in the relevant terms supplement, the amount you will receive at maturity is based on the Basket Return, which in turn is based on the performance of the Basket Components. At maturity, your payment per $1,000 principal amount note will be calculated, unless otherwise specified in the relevant terms supplement, as follows:

$1,000 + ($1,000 × Basket Return)

Basket Return:	Unless otherwise specified in the relevant terms supplement, the sum of the products of (a) the Component Return of each Basket Component and (b) the Component Weighting of that Basket Component.
Component Return:	Unless otherwise specified in the relevant terms supplement, with respect to each Basket Component that is subject to a buffer amount, the Component Return will be calculated as follows:

Ending Underlying Level	Component Return
is greater than the Starting Underlying Level (or Underlying Strike Level, if applicable)	Underlying Return × upside leverage factor, subject, if applicable, to the Maximum Return
is equal to the Starting Underlying Level (or Underlying Strike Level, if applicable) or less than the Starting Underlying Level (or Underlying Strike Level, if applicable) by not more than the buffer amount	0
is less than the Starting Underlying Level (or Underlying Strike Level, if applicable) by more than the buffer amount	(Underlying Return + buffer amount) x downside leverage factor

Unless otherwise specified in the relevant terms supplement, with respect to each Basket Component that is not subject to a buffer amount, the Component Return will be calculated as follows:
Ending Underlying Level	Component Return
is greater than the Starting Underlying Level (or Underlying Strike Level, if applicable)	Underlying Return × upside leverage factor, subject, if applicable to the Maximum Return
is equal to the Starting Underlying Level (or Underlying Strike Level, if applicable)	0
is less than the Starting Underlying Level (or Underlying Strike Level, if applicable)	Underlying Return
Underlying Return:	With respect to each Component Underlying, the Underlying Return is calculated as follows:
Ending Underlying Level - Starting Underlying Level (or Underlying Strike Level, if applicable) Starting Underlying Level (or Underlying Strike Level, if applicable)
Maximum Return:	If applicable, unless otherwise specified in the relevant terms supplement, with respect to a Basket Component, a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies that a particular Basket Component will be subject to a Maximum Return, the appreciation potential for that Basket Component will be limited by the applicable Maximum Return, even if the applicable Underlying Return multiplied by the applicable upside leverage factor is greater than the applicable Maximum Return.
Other Terms Relating to the Basket Components:	In each case if applicable, the Component Weightings, buffer amount, upside leverage factor and downside leverage factor will be specified in the relevant terms supplement.

Key Terms (continued):

Starting Underlying Level:

Unless otherwise specified in the relevant terms supplement, with respect to each Component Index, the “Initial Index Level” is the closing level of such Component Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of such Component Index on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, with respect to each Component Fund, the “Initial Share Price” is the closing price of one share of such Component Fund on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of such Component Fund on each of the Initial Averaging Dates, if so specified in the relevant terms supplement. The closing price of one share of a Component Fund on an Initial Averaging Date, if applicable, used to determine its Initial Share Price may be subject to adjustment. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-Dilution Adjustments.”

We refer to each of the Initial Index Level for each Component Index and the Initial Share Price for each Component Fund as a “Starting Underlying Level.”

Ending Underlying Level:

Unless otherwise specified in the relevant terms supplement, with respect to each Component Index, the “Ending Index Level” is the Index closing level of such Component Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the Index closing levels of such Component Index on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, with respect to each Component Fund, the “Final Share Price” is the closing price of one share of such Component Fund on the Observation Date or such other date as specified in the relevant terms supplement, multiplied by the Share Adjustment Factor for such Component Fund on such date, or the arithmetic average of the closing prices of one share of such Component Fund on each of the Ending Averaging Dates, each multiplied by the Share Adjustment Factor for such Component Fund on such date. The closing price of one share of a Component Fund on an Ending Averaging Date used to determine its Final Share Price may be subject to adjustment. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-Dilution Adjustments.”

We refer to each of the Ending Index Level for each Component Index and the Final Share Price for each Component Fund as a “Ending Underlying Level.”

Share Adjustment Factor:	Unless otherwise specified in the relevant terms supplement, with respect to each Component Fund, the Share Adjustment Factor will be set initially at 1.0, subject to adjustment upon the occurrence of certain events affecting such Component Fund. See “General Terms of Notes — Anti-Dilution Adjustments.”
Underlying Strike Level:	With respect to the Component Underlying for a Basket Component, the relevant terms supplement may specify a Component Underlying level other than the Starting Underlying Level to be used for calculating the Underlying Return. For example, the relevant terms supplement may specify that an Underlying Strike Level, equal to 95% of the Starting Underlying Level, will be used to calculate the Underlying Return for the Component Underlying for a particular Basket Component.
Underlying Valuation Date(s):	The Ending Underlying Level for each Component Underlying will be calculated on a single date, which we refer to as the Observation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to these dates generally as Underlying Valuation Dates in this product supplement. Any Underlying Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”
Initial Averaging Dates:	As specified, if applicable, in the relevant terms supplement. Any Initial Averaging Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”
Maturity Date:	As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, any related underlying supplement, this product supplement no. 27-I and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement and with respect to JPMorgan Chase & Co. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This product supplement no. 27-I, together with the relevant terms supplement, any related underlying supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, any related underlying supplement, this product supplement no. 27-I and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The notes described in the relevant terms supplement and this product supplement no. 27-I are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc., or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, any related underlying supplement, this product supplement no. 27-I and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

This product supplement no. 27-I, the accompanying prospectus supplement and prospectus are not a prospectus for the purposes of the European Union’s Directive 2003/71/EC (and any amendments thereto) as implemented in member states of the European Economic Area (the “EEA”) (the “EU Prospectus Directive”).  This product supplement no. 27-I, the accompanying prospectus supplement and prospectus have been prepared on the basis that all offers of notes will be made pursuant to an exemption under the EU Prospectus Directive from the requirement to produce a prospectus in connection with offers of notes. Accordingly, any person making or intending to make any offer within the EEA of notes which are the subject of the offering contemplated in this product supplement no. 27-I, the accompanying prospectus supplement and prospectus should only do so in circumstances in which no obligation arises for us, or any of the Agents to produce a prospectus for such offers.

In this product supplement no. 27-I, any related underlying supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

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Description of Notes

The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply to specific issuances of the notes, including any changes to the terms specified below. A separate underlying supplement or the relevant terms supplement will describe any index or fund to which the notes are linked. Capitalized terms used but not defined in this product supplement no. 27-I have the meanings assigned in the accompanying prospectus supplement, prospectus, the relevant terms supplement and any related underlying supplement. The term “note” refers to each $1,000 principal amount of our Notes Linked to a Basket of Return Enhanced Components.

General

The notes are senior unsecured obligations of JPMorgan Chase & Co. that are linked to a Basket (the “Basket”) consisting of two or more return enhanced components (each a “Basket Component,” and collectively, the “Basket Components”), each of which may be subject to a buffer and each of which is linked to an index or a fund. The notes are a series of debt securities referred to in the accompanying prospectus supplement and prospectus, as well as any related underlying supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

The notes do not pay interest and do not guarantee any return of principal at, or prior to, maturity. Instead, at maturity you will receive a payment in cash, the amount of which will vary depending on the performance of the Basket calculated in accordance with the formula set forth below and whether the Basket Components have an Underlying Strike Level and/or buffer. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note are $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the accompanying prospectus supplement and “Forms of Securities — Book-Entry System” in the accompanying prospectus.

The terms of specific issuances of the notes will be described in the relevant terms supplement accompanying this product supplement no. 27-I and any related underlying supplement. The terms described in that document supplement those described in this product supplement and in any related underlying supplement, the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described in this product supplement or in any related underlying supplement, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

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Payment at Maturity

The maturity date for the notes will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Underlying Valuation Date is postponed as described below. We will also specify whether or not any of the Basket Components is subject to a buffer and the amount of any such buffer in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the Basket will be composed of two or more Basket Components, each of which may be subject to a buffer amount and each of which is linked to one of the Component Underlyings described below.

The relevant terms supplement will specify the Basket Components included in the Basket as well as either (i) the weight of each Basket Component in the Basket, which will be fixed for the term of the notes or (ii) the manner in which the weight of each Basket Component will be determined. We refer to each such weight as a “Component Weighting.” For example, the relevant terms supplement may specify that each Basket Component has an equal weight in the Basket, in which case the weight of each Basket Component will equal 100% divided by the number of Basket Components, or the relevant terms supplement may specify a different weighting for each of the Basket Components. Alternatively, the relevant terms supplement may specify that, for a Basket consisting of a buffered return enhanced component linked to a Component Underlying and a return enhanced component linked to a different Component Underlying, the Basket Component with a Component Underlying that has the greater Underlying Return will make up 70% of the value of the Basket, and the Basket Component with a Component Underlying that has the lesser Underlying Return will make up 30% of the value of the Basket.

For each Basket Component, the relevant terms supplement will specify whether the Basket Component is subject to a buffer amount and downside leverage factor.

Unless otherwise specified in the relevant terms supplement, each Basket Component will be linked to an index, which we refer to as a “Component Index,” and collectively, the “Component Indices” or a fund, which we refer to as a “Component Fund” and together, the “Component Funds” (each Component Index and each Component Fund, a “Component Underlying,” and collectively, the “Component Underlyings”).

Unless otherwise specified in the relevant terms supplement, the amount you will receive at maturity is based on the Basket Return, which in turn is based on the performance of the Basket Components. At maturity, your payment per $1,000 principal amount note will be calculated, unless otherwise specified in the relevant terms supplement, as follows:

$1,000 + ($1,000 × Basket Return)

Unless otherwise specified in the relevant terms supplement, the “Basket Return” is the sum of the products of (a) the Component Return of each Basket Component and (b) the Component Weighting of that Basket Component.

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Basket Components with a Buffer

For each Basket Component with a buffer, the “Component Return” is based on the value of the Ending Underlying Level for the applicable Component Underlying relative to the Starting Underlying Level (or Underlying Strike Level, if applicable) for that Component Underlying and the buffer amount for that Component Underlying. Unless otherwise specified in the relevant terms supplement, with respect to each Basket Component that is subject to a buffer amount, the Component Return will be calculated as follows:

Ending Underlying Level	Component Return
is greater than the Starting Underlying Level (or Underlying Strike Level, if applicable)	Underlying Return × upside leverage factor, subject, if applicable, to the Maximum Return
is equal to the Starting Underlying Level (or Underlying Strike Level, if applicable) or less than the Starting Underlying Level (or Underlying Strike Level, if applicable) by not more than the buffer amount	0
is less than the Starting Underlying Level (or Underlying Strike Level, if applicable) by more than the buffer amount	(Underlying Return + buffer amount) × downside leverage factor, if applicable

For each Basket Component with a buffer, if the Ending Underlying Level for the applicable Component Underlying is greater than the Starting Underlying Level (or Underlying Strike Level, if applicable) for that Component Underlying, the Component Return will be equal to the Underlying Return multiplied by the upside leverage factor, subject, if applicable, to the Maximum Return.

If applicable, with respect to a Basket Component, the “Maximum Return” is a percentage that we will determine on or prior to the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies that a particular Basket Component will be subject to a Maximum Return, the appreciation potential for that Basket Component will be limited by the applicable Maximum Return, even if the applicable Underlying Return multiplied by the applicable upside leverage factor is greater than the applicable Maximum Return.

For each Basket Component with a buffer, if the Ending Underlying Level for the applicable Component Underlying is equal to the Starting Underlying Level (or Underlying Strike Level, if applicable) for that Component Underlying or less than the Starting Underlying Level (or Underlying Strike Level, if applicable) for that Component Underlying by not more than the applicable buffer amount, the Component Return will be equal to zero. Under these circumstances, such Basket Component will be excluded from the calculation of the Basket Return and your final payment at maturity for each $1,000 principal amount note will be based solely on the other Basket Components that do not have a Component Return of zero.

For each Basket Component with a buffer, if the Ending Underlying Level for the applicable Component Underlying is less than the Starting Underlying Level (or Underlying Strike Level, if applicable) for that Component Underlying by more than the applicable buffer amount, the Component Return will reflect any decline in the Ending Underlying Level for that Component Underlying by more than the buffer amount. For each such Basket Component, if the Ending Underlying Level for that Component Underlying is less than the Starting Underlying Level (or Underlying Strike Level, if applicable) for that Component Underlying by more than the applicable buffer amount, for every 1% that the Ending Underlying Level is less than the Starting Underlying Level (or Underlying Strike Level, if applicable) for that Component Underlying by more than the applicable buffer amount, the Component Return for that Basket Component will decrease by 1% multiplied by, if applicable, the downside leverage factor.

For each Basket Component with a buffer, if the Ending Underlying Level for the applicable Component Underlying is less than the Starting Underlying Level (or Underlying Strike Level, if applicable) for that Component Underlying by more than the applicable buffer amount, your return on the notes at maturity may be adversely affected and you may lose some or all of your investment at maturity.

Basket Components without a Buffer

For each Basket Component without a buffer, the “Component Return” is based on the value of the Ending Underlying Level for the applicable Component Underlying relative to the Starting Underlying Level

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(or Underlying Strike Level, if applicable) for that Component Underlying. Unless otherwise specified in the relevant terms supplement, with respect to each Basket Component that is not subject to a buffer amount, the Component Return will be calculated as follows:

Ending Underlying Level	Component Return
is greater than the Starting Underlying Level (or Underlying Strike Level, if applicable)	Underlying Return × upside leverage factor, subject, if applicable, to the Maximum Return
is equal to the Starting Underlying Level (or Underlying Strike Level, if applicable)	0
is less than the Starting Underlying Level (or Underlying Strike Level, if applicable)	Underlying Return

For each Basket Component without a buffer, if the Ending Underlying Level for the applicable Component Underlying is greater than the Starting Underlying Level (or Underlying Strike Level, if applicable) for that Component Underlying, the Component Return will be equal to the Underlying Return multiplied by the applicable upside leverage factor, subject, if applicable, to the Maximum Return. If applicable, with respect to a Basket Component, the “Maximum Return” is a percentage that we will determine on or prior to the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies that a particular Basket Component will be subject to a Maximum Return, the appreciation potential for that Basket Component will be limited by the applicable Maximum Return, even if the applicable Underlying Return multiplied by the applicable upside leverage factor is greater than the applicable Maximum Return.

For each Basket Component without a buffer, if the Ending Underlying Level for the applicable Component Underlying is equal to the Starting Underlying Level (or Underlying Strike Level, if applicable) for that Component Underlying, the Component Return will be equal to zero. Under these circumstances, such Basket Component will be excluded from the calculation of the Basket Return and your final payment at maturity for each $1,000 principal amount note will be based solely on the other Basket Components that do not have a Component Return of zero.

For each Basket Component without a buffer, if the Ending Underlying Level for the applicable Component Underlying is less than the Starting Underlying Level (or Underlying Strike Level, if applicable) for that Component Underlying, the Component Return will fully reflect any decline in the Ending Underlying Level for that Component Underlying. For each such Basket Component, for every 1% that the Ending Underlying Level for that Component Underlying is less than the Starting Underlying Level (or Underlying Strike Level, if applicable) for that Component Underlying, the Component Return for such Basket Component will decrease by 1%.

For each Basket Component without a buffer, if the Ending Underlying Level for the applicable Component Underlying is less than the Starting Underlying Level (or Underlying Strike Level, if applicable) for that Component Underlying, your return on the notes at maturity may be adversely affected and you may lose some or all of your investment at maturity.

In each case if applicable, the Component Weightings, “buffer amount,” “upside leverage factor” and “downside leverage factor” will be specified in the relevant terms supplement.

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On any trading day, with respect to each Component Underlying, the “Underlying Return” is calculated as follows:

Ending Underlying Level - Starting Underlying Level (or Underlying Strike Level, if applicable)

Starting Underlying Level (or Underlying Strike Level, if applicable)

Unless otherwise specified in the relevant terms supplement, with respect to each Component Index, the “Initial Index Level” is the closing level of such Component Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of such Component Index on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, with respect to each Component Fund, the “Initial Share Price” is the closing price of one share of that Component Fund on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of that Component Fund on each of the Initial Averaging Dates, if so specified in the relevant terms supplement. Notwithstanding the foregoing, if the relevant terms supplement specifies that the Initial Share Price for a Component Fund is to be determined based on the arithmetic average of the closing prices of such Component Fund on each of the Initial Averaging Dates and an adjustment to the Share Adjustment Factor for such Component Fund would have become effective in accordance with “General Terms of Notes — Anti-Dilution Adjustments” (an “Adjustment Effective Date”) after the first Initial Averaging Date but on or prior to the final Initial Averaging Date, then the closing price of one share of that Component Fund on each Initial Averaging Date occurring on or after the applicable Adjustment Effective Date to be used to determine the Initial Share Price for that Component fund will be deemed to equal such closing price multiplied by the applicable Share Adjustment Factor, as adjusted (assuming that the applicable Share Adjustment Factor prior to such adjustment is equal to 1.0). See “General Terms of Notes — Anti-Dilution Adjustments.” The Share Adjustment Factor for such Component Fund will continue to be subject to further adjustments in connection with Adjustment Effective Dates occurring after the final Initial Averaging Date as described under “General Terms of Notes — Anti-Dilution Adjustments.”

We refer to each of the Initial Index Level for each Component Index and the Initial Share Price for each Component Fund as a “Starting Underlying Level.”

Unless otherwise specified in the relevant terms supplement, with respect to each Component Index, the “Ending Index Level” is the closing level of that Component Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of such Component Index on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, with respect to each Component Fund, the “Final Share Price” is the closing price of one share of that Component Fund on the Observation Date or such other date as specified in the relevant terms supplement, multiplied by the Share Adjustment Factor on such date, or the arithmetic average of the closing prices of one share of that Component Fund on each of the Ending Averaging Dates, each multiplied by the Share Adjustment Factor for that Component Fund on such date. Notwithstanding the foregoing, if the relevant terms supplement specifies that the Final Share Price is to be determined based on the arithmetic average of the closing prices of that Component Fund on each of the Ending Averaging Dates and an adjustment to the Share Adjustment Factor for that Component Fund would have become effective in accordance with “General Terms of Notes — Anti-Dilution Adjustments” after the first Ending Averaging Date but on or prior to the final Ending Averaging Date, the applicable Share Adjustment Factor will be so adjusted for the event giving rise to such Adjustment Effective Date only on the Ending Averaging Dates occurring on or after such Adjustment Effective Date.

We refer to each of the Ending Index Level for each Component Index and the Final Share Price for each Component Fund as an “Ending Underlying Level”.

Unless otherwise specified in the relevant terms supplement, with respect to each Component Fund, the Share Adjustment Factor will be set initially at 1.0, subject to adjustment upon the occurrence of certain events affecting such Component Fund. See “General Terms of Notes — Anti-Dilution Adjustments.”

With respect to the Component Underlying for a Basket Component, the relevant terms supplement may specify a Component Underlying level other than the Starting Underlying Level to be used for calculating the Underlying Return, which we refer to as a “Underlying Strike Level.” For example, the relevant terms supplement may specify that an Underlying Strike Level, equal to 95% of the Starting Underlying Level, will be used to calculate the Underlying Return for the Component Underlying for a particular Basket Component.

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With respect to each Component Index, the “Index closing level” on any trading day will equal the official closing value of that Component Index or any successor index thereto (as described below) published following the regular official weekday close of trading for that Component Index on that trading day. In certain circumstances, the “Index closing level” for a Component Index will be based on the alternative calculation of that Component Index described under “General Terms of Notes — Discontinuation of a Component Index; Alteration of Method of Calculation.”

With respect to each Component Fund, the “closing price” of one share of that Component Fund (or any relevant successor fund (as defined under “General Terms of Notes — Discontinuation of a Component Fund; Alternate Calculation of Closing Price”) or one unit of any other security for which a price must be determined) on any trading day (as defined below) means:

•	if such Component Fund (or that successor fund) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price) of the principal trading session on that day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Component Fund (or that successor fund) is listed or admitted to trading;
•	if such Component Fund (or that successor fund) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (or any successor service) operated by the Financial Industry Regulatory Authority, Inc. (the “FINRA”) (the “OTC Bulletin Board”), the last reported sale price of the principal trading session on the OTC Bulletin Board on that day; or
•	if, because of a market disruption event (as defined under “General Terms of Notes — Market Disruption Events”) or otherwise, the last reported sale price or official closing price, as applicable, for that Component Fund (or that successor fund) is not available pursuant to the preceding bullet points, the mean, as determined by the calculation agent, of the bid prices for the shares of that Component Fund (or that successor fund) obtained from as many recognized dealers in that Component Fund (or that successor fund), but not exceeding three, as will make those bid prices available to the calculation agent. Bids of any of our affiliates may be included in the calculation of the mean, but only to the extent that any of those bids is not the highest or the lowest of the bids obtained, in each case subject to the provisions of “General Terms of Notes — Discontinuation of a Component Fund; Alternate Calculation of Closing Price.”

With respect to each Component Underlying, a “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for securities underlying such Component Underlying or the relevant successor index or relevant successor fund, if applicable, and (ii) the exchanges on which futures or options contracts related to such Component Underlying or the relevant successor index or relevant successor fund, if applicable, are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

If an Underlying Valuation Date is not a trading day or if there is a market disruption event on an Underlying Valuation Date (any such day, a “Disrupted Day”) for any Component Underlying (any Component Underlying affected by a Disrupted Day, a “Disrupted Component Underlying”), the applicable Underlying Valuation Date will be postponed to the earliest day on which the closing price or Index closing level, as applicable, (the “Component Underlying Value”) of each Component Underlying has been established, as described below:

(a)	for each Component Underlying that is not a Disrupted Component (an “Unaffected Component”), the Component Underlying Value on the postponed Underlying Valuation Date will be deemed to be the Component Underlying Value on the originally scheduled Underlying Valuation Date; and
(b)	for each Disrupted Component, the Component Underlying Value on the postponed Underlying Valuation Date will be deemed to be the Component Underlying Value on the first business day immediately following the originally scheduled Underlying Valuation Date that is not a Disrupted Day for that Disrupted Component Underlying.
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Accordingly, if an Underlying Valuation Date is postponed as described above, the calculation agent may reference the Component Underlying Values of the Component Underlyings from different business days when calculating the Basket Return or making other determinations with respect to that Underlying Valuation Date, as postponed.

For example, assume that the notes are linked to a Basket consisting of three Component Underlyings, Component Underlying A, Component Underlying B and Component Underlying C, and that:

(i)	Business Day 1, a scheduled Underlying Valuation Date, is not a Disrupted Day for Component Underlying A but is a Disrupted Day for Component Underlyings B and C;
(ii)	Business Day 2 is not a Disrupted Day for Component Underlying B but is a Disrupted Day for Component Underlying C; and
(iii)	Business Day 3 is not a Disrupted Day for Component Underlying C.

Under these circumstances, the Underlying Valuation Date originally scheduled to occur on Business Day 1 would be postponed to Business Day 3 and, with respect to that Underlying Valuation Date, as postponed, the Component Underlying Values would be deemed to be (a) for Component Underlying A, the Component Underlying Value on Business Day 1; (b) for Component Underlying B, the Component Underlying Value on Business Day 2 and (c) for Component Underlying C, the Component Underlying Value on Business Day 3.

In no event, however, will any Underlying Valuation Date be postponed to a date that is after the tenth business day after the Underlying Valuation Date (the “Final Disrupted Underlying Valuation Date”). If an Underlying Valuation Date is or has been postponed to the Final Disrupted Underlying Valuation Date and on that day, the Component Underlying Value for any Disrupted Component Underlying has not been established in accordance with the paragraph (b) above (a “Final Disrupted Component Underlying”), the Component Underlying Value for that Underlying Valuation Date will be determined by the calculation agent on the Final Disrupted Underlying Valuation Date and will be deemed to be:

(1)	for each Unaffected Component Underlying, the Component Underlying Value on the originally scheduled Underlying Valuation Date;
(2)	for each Disrupted Component Underlying that is not a Final Disrupted Component Underlying, the Component Underlying Value determined in the manner described in the paragraph (b) above;
(3)	for each Final Disrupted Component that is a Component Fund, the closing price of one share of that Component Fund determined by the calculation agent in good faith based on the calculation agent’s assessment of the market value of one share of that Component Fund on the Final Disrupted Underlying Valuation Date;
(4)	for each Final Disrupted Component that is a Component Index, unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, the Component Index closing level of that Component Index determined by the calculation agent in accordance with the formula for and method of calculating the Index closing level of this Component Index last in effect prior to the commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for that suspension or limitation or non-trading day) on the Final Disrupted Underlying Valuation Date of each security most recently constituting that Component Index; or

The “maturity date” will be specified in the relevant terms supplement and is subject to adjustment as described below. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following the scheduled maturity date. If, due to a market disruption event or otherwise, the final Underlying Valuation Date of any Component Underlying is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following that final Underlying Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

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We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable, if any, with respect to the notes on the applicable date or dates. We will give DTC irrevocable instructions and authority to pay the applicable amount to the holders of the notes entitled thereto.

A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. dollars are not conducted.

The “calculation agent” is the agent appointed by us to make certain calculations for the notes, which initially will be J.P. Morgan Securities LLC (“JPMS”). See “General Terms of Notes — Calculation Agent” below. JPMS is our affiliate and may have interests adverse to yours. Please see “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to JPMS’s role as calculation agent.”

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

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Risk Factors

Your investment in the notes will involve certain risks. The notes do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in the Basket Components, any of the Component Underlyings, or any of the component securities of the Component Underlyings. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

The notes do not pay interest or guarantee the return of any of your investment.

The notes do not pay interest and may not return any of your investment. For notes linked to one or more Basket Components with a buffer, you may lose some or all of your investment at maturity if the Ending Underlying Level for the Component Underlying for that Basket Component is less than its Starting Underlying Level (or the Underlying Strike Level, if applicable) by more than the applicable buffer amount. For notes linked to one or more Basket Components without a buffer, you may lose some or all of your investment at maturity if the Ending Underlying Level for the Component Underlying for that Basket Component is less than the Starting Basket Level (or the Underlying Strike Level, if applicable). You may lose some or all of your investment at maturity if the Underlying Return for the Component Underlying for one or more of the Basket Components is negative. The relevant terms supplement will specify whether any particular Basket Component has a buffer and/or Underlying Strike Level.

The notes are subject to the credit risk of JPMorgan Chase & Co.

The notes are subject to the credit risk of JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the notes. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment.

If a Basket Component is subject to a Maximum Return, the appreciation potential of that Basket Component is limited to the applicable Maximum Return.

Any applicable Maximum Return will be a percentage that we will determine on the pricing date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Return for any Basket Component, the appreciation potential of that Basket Component is limited to the applicable Maximum Return, even if the applicable Underlying Return multiplied by the applicable upside leverage factor is greater than that Maximum Return.

Our offering of the notes does not constitute an expression of our view about, or a recommendation of, any Component Index, any Component Fund or the securities, commodities, futures contracts or other assets or financial measures underlying any Component Index or Component Fund.

You should not take our offering of the notes as an expression of our views about how any Component Index, any Component Fund or the securities, commodities, futures contracts or other assets or financial measures underlying any Component Index or Component Fund will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in any Component Index, any Component Fund or the securities, commodities, futures contracts or other assets or financial measures underlying any Component Index or Component Fund, including through an investment in the notes. As a global financial institution, we and our affiliates may, and often do, have positions (long, short or both) in one or more Component Indices or Component Funds and the securities, commodities and commodity futures underlying one or more Component Indices or Component Funds that conflict with an investment in the notes. See “— We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” below and “Use of Proceeds and Hedging” in this product supplement for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

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We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.

In anticipation of the sale of the notes, we expect to hedge our obligations under the notes through certain affiliates or unaffiliated counterparties by taking positions in instruments the value of which is derived from one or more Component Underlyings or the securities, commodities, futures contracts or other assets or financial measures underlying one or more Component Indices or Component Funds. We may also adjust our hedge by, among other things, purchasing or selling instruments the value of which is derived from one or more Component Underlyings or the securities, commodities, futures contracts or other assets or financial measures underlying one or more Component Indices or Component Funds at any time and from time to time, and close out or unwind our hedge by selling any of the foregoing on or before any Underlying Valuation Date. We cannot give you any assurances that our hedging will not negatively affect the value of any Component Underlying or the performance of the notes. See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

This hedging activity may present a conflict of interest between your interest as a holder of the notes and the interests our affiliates have in executing, maintaining and adjusting hedge transactions. These hedging activities could also affect the price at which JPMS is willing to purchase your notes in the secondary market.

Our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss.

JPMS and other affiliates of ours also trade the securities, commodities, futures contracts or other assets underlying the Component Indices and the Component Funds and other financial instruments related to the Component Indices, the Component Funds and the securities, commodities, futures contracts or other assets or financial measures underlying the Component Indices and Component Funds on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management and to facilitate transactions, including block transactions, on behalf of customers. While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the Ending Underlying Level of one or more Component Underlyings on the pricing date or any Initial Averaging Dates, as applicable, and/or decrease the Ending Underlying Level of one or more Component Indices on any Underlying Valuation Date, which could adversely affect your payment at maturity.

It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities.

We or our affiliates may currently or from time to time engage in business with the issuer of companies the equity securities of which are included in a Component Index or held by a Component Fund (the “underlying companies”), including extending loans to, making equity investments in or providing advisory services to the underlying companies, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire nonpublic information about the underlying companies, and we will not disclose any such information to you. In addition, we or one or more of our affiliates may publish research reports or otherwise express views about the underlying companies. Any prospective purchaser of notes should undertake an independent investigation of each of the underlying companies as in its judgment is appropriate to make an informed decision with respect to an investment in the notes. We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to our business with the underlying companies.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to changes in the level or price, as applicable, of a Component Index or a Component Fund or the securities, commodities, futures contracts or other assets or financial measures underlying an Component Index or Component Fund. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for these securities or financial instruments, our or their interests with respect to these securities or financial instruments may be adverse to those of the holders of the notes. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

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We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the equity securities underlying a foreign Component Index or a foreign Component Fund are denominated. If currency exchange rate calculations are involved in the calculation of the Index closing levels of a foreign Component Index or the net asset values of a foreign Component Fund, these trading activities could potentially affect the exchange rates with respect to the currencies in which the equity securities underlying that foreign Component Index or foreign Component Fund are denominated, the Index closing levels of that foreign Component Index or the closing prices of that foreign Component Fund and, accordingly, the value of the notes. A “foreign Component Index” or a “foreign Component Fund” is one that is composed primarily of securities issues by non-U.S. companies.

In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to future currency exchange rate movements and, if the notes are linked to a foreign Component Index or a foreign Component Fund, any prospective purchaser of the notes should undertake an independent investigation of the currencies in which securities underlying a foreign Component Index or a foreign Component Fund are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to JPMS’s role as calculation agent.

JPMS, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Starting Underlying Level or the Underlying Strike Level, if applicable, and Ending Underlying Level for each of the Component Underlyings, the Basket Return, the payment at maturity, if any, on the notes, the Index closing level or closing price of each Component Underlying on each Initial Averaging Date, if applicable, the Share Adjustment Factor and anti-dilution adjustments, if any, related to the Component Fund, and the Underlying Return for each of the Component Underlyings and the Component Return for each of the Basket Components on any Underlying Valuation Date, if applicable. In addition, the calculation agent will determine, among other things:

•	whether a market disruption event has occurred;
•	adjustments to any Share Adjustment Factor;
•	whether a Component Index has been discontinued, whether the method of calculating a Component Index has changed in a material respect or whether an Index has been otherwise modified so that it does not, in the opinion of the calculation agent, fairly represent the level of that Index had those changes or modifications not been made and, if applicable, which index to select as a successor index; and
•	whether a Component Fund has been delisted, liquidated or otherwise terminated, a Component Fund or its Underlying Index, if applicable, has been changed in a material respect or a Component Fund or its Underlying Index, if applicable, has been otherwise modified so that it does not, in the opinion of the calculation agent, fairly represent the price of that Component Fund had those changes or modifications not been made and, if applicable, which exchange-traded fund to select as a successor fund.

In performing these duties, JPMS may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMS, as the calculation agent, is entitled to exercise discretion.

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JPMS and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the notes, and may do so in the future. Any such research, opinions or recommendations could affect the value of any relevant Component Underlying, and, therefore, the market value of the notes.

JPMS and its affiliates publish research from time to time on underlying companies, financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. JPMS and its affiliates may have published or may publish research or other opinions that call into question the investment view implicit in an investment in the notes. Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and any Component to which the notes are linked.

Secondary trading may be limited.

Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

JPMS may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The Starting Underlying Level for the Component Underlyings may be determined after the issue date of the notes.

If so specified in the relevant terms supplement, the Starting Underlying Level for a Component Underlying will be determined based on the arithmetic average of the Index closing levels or closing prices of the Component Underlyings on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, the Starting Underlying Level for a Component Underlying may not be determined, and you may therefore not know such value, until after the issue date. Similarly, the global note certificate constituting the notes, which will be deposited with DTC on the issue date as described under “General Terms of Notes — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the Starting Underlying Level for the applicable Component Underlying. The Starting Underlying Levels for the Component Underlyings will be used in the calculation of the Underlying Returns for the various Component Underlyings, and the Underlying Returns will be used in calculating the Component Returns for the various Basket Components, the Basket Return and the payment at maturity, if any. If there are any increases in the Index closing levels or closing prices for the Component Underlyings on the Initial Averaging Dates that occur after the issue date and such increases result in the Starting Underlying Levels for one or more of the Component Underlyings being higher than the Index closing level or closing price of such Component Underlying(s) on the issue date, this may establish higher levels that the Component Underlyings must achieve for you to attain a positive return on your investment or to avoid a loss of principal at maturity.

The Ending Underlying Level for each Component Underlying may be less than the Index closing level or closing price for such Component Underlying at the maturity date of the notes or at other times during the term of the notes.

Because the Ending Underlying Level for each Component Underlying is calculated based on the Index closing level or closing price, as applicable, of that Component Underlying on one or more Underlying Valuation Dates during the term of the notes, the Index closing level or closing price, as applicable, of each Component Underlying at the maturity date or at other times during the term of the notes, including dates near the Underlying Valuation Date(s), could be higher than the Ending Underlying Level for that Component Underlying. This difference could be particularly large if there is a significant increase in the Index closing levels or closing prices, as applicable, of one or more of the Component Underlyings after the final Underlying Valuation Date, if there is a significant decrease in the Index closing levels or closing prices, as applicable, of one or more of the Component Underlyings around the time of the Underlying Valuation

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Date(s) or if there is significant volatility in the Index closing levels or closing prices, as applicable, of one or more of the Component Underlyings during the term of the notes (especially on dates near the Underlying Valuation Date(s)). For example, when the Underlying Valuation Date for one or more of the Component Underlyings is near the end of the term of the notes, then if the Index closing level or closing price, as applicable, for a Component Underlying increases or remains relatively constant during the initial term of the notes and then decreases below the Starting Underlying Level (or Underlying Strike Level, if applicable), the Ending Underlying Level may be significantly less than if it were calculated on a date earlier than the Underlying Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Basket, the Component Underlyings, the securities underlying the Component Underlyings or contracts relating to the Basket or the Component Underlyings for which there is an active secondary market.

The notes are designed to be held to maturity.

The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the Basket has appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your notes are held to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the notes. We expect that, generally, the level or price of the Component Underlyings on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of the Basket. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

•	the actual and expected frequency and magnitude of changes in the Component Underlyings;
•	the time to maturity of the notes;
•	the dividend rate on the common stocks underlying the Component Underlyings (while not paid to holders of the notes, dividend payments on any equity securities underlying an Component Index or a Component Fund may influence the value of the Underlying and the market value of options on the Underlying and therefore affect the market value of the notes);
•	the occurrence of certain events to a Component Fund that may or may not require an adjustment to the Share Adjustment Factor (as defined herein);
•	interest and yield rates in the market generally as well as in each of the markets of the securities composing or underlying the Component Underlyings;
•	economic, financial, political, regulatory and judicial events that affect the stocks composing the Component Underlyings or stock markets generally and which may affect the Index closing level or closing price of any Component Underlying on any Initial Averaging Date, if applicable, or any Underlying Valuation Date, the Component Return for each Component Underlying and the Underlying Return for each Basket Component, and therefore the Basket Return;
•	if a Component Index is a component of primarily foreign equity securities (which we refer to as a foreign Component Index) or a Component Fund holds primarily foreign equity securities (which we refer to as a foreign Component Fund and together with a foreign Component Index each as a foreign Component Underlying), the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which the stocks composing such foreign Component Underlying are traded, and the correlation between those rates and the levels or prices, as the case may be, of such foreign Component Underlying; and
•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change

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resulting from another factor or factors. You may have to sell your notes at a substantial discount from the principal amount.

You cannot predict the future performance of the Basket based on its historical performance. The value of the Basket may decrease such that you may not receive any return of your investment. For notes linked to one or more Basket Components with a buffer, you may lose some or all of your investment at maturity if the Ending Underlying Level for the Component Underlying for such Basket Component is less than its Starting Underlying Level (or the Underlying Strike Level, if applicable) by more than the buffer amount. For notes linked to one or more Basket Components without a buffer, you may lose some or all of your investment at maturity if the Ending Underlying Level for the Component Underlying such Basket Component is less than the Starting Basket Level (or the Underlying Strike Level, if applicable).

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes is likely to adversely affect the value of the notes prior to maturity.

While the payment at maturity, if any, will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes. An agent’s commission or the estimated cost (see “Use of Proceeds and Hedging”) includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any of those prices may differ from values determined by pricing models used by JPMS, as a result of this compensation or other transaction costs.

If the Index closing level or closing price, as applicable, of any Component Underlying changes, the market value of your notes may not change in the same manner.

Owning the notes is not the same as owning any Component Fund or the securities, commodities, futures contracts or other assets or financial measures included in any Component Index. Accordingly, changes in the Index closing level or closing price, as applicable, of any Component Underlying may not result in a comparable change in the market value of the notes. If the Index closing level or closing price, as applicable, of any Component Underlying on any day has increased, the value of the notes may not increase comparably, if at all. It is also possible for Ending Underlying Level of a Component Underlying to increase moderately while the value of the notes declines.

You will have no ownership rights in any Component Fund or in any securities, commodities, futures contracts or other assets underlying any Component Index or Component Fund.

Investing in the notes is not equivalent to investing in any Component Index, any Component Fund, the securities, commodities, futures contracts or other assets or financial measures underlying any Component Index or Component Fund or exchange-traded or over-the-counter instruments based on any Component Fund, the securities, commodities, futures contracts or other assets or financial measures underlying any Component Index or Component Fund. As an investor in the notes, you will not have any ownership interests or rights in any Component Index, any Component Fund, the securities, commodities, futures contracts or other assets or financial measures underlying any Component Index or Component Fund.

Your return on the notes will not reflect dividends or other distributions on the equity securities underlying any Component Index that is not a total return index or any Component Fund.

Your return on the notes will not reflect the return you would realize if you actually owned the equity securities underlying any Component Index that is not a total return index or any Component Fund and received the dividends or other distributions paid on those equity securities. This is because the calculation agent will calculate the amount payable to you at maturity of the notes, in part, by reference to the closing of the Component Indices. The Ending Underlying Level will reflect the prices of the equity securities underlying any relevant Component Index that is not a total return index or any relevant Component Fund on Underlying Valuation Date(s) without taking into consideration the value of dividends or other distributions paid on those equity securities.

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Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the Ending Underlying Level or the Underlying Return for one or more of the Component Underlyings on any Underlying Valuation Date, and therefore the Basket Return, and calculating the amount that we are required to pay you, if any, at maturity. Market disruptions might also prevent the calculation agent from properly valuing the closing level or closing price of a Component Underlying on an Initial Averaging Date, if applicable. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that one or more of the Underlying Valuation Dates or Initial Averaging Dates, if applicable, and the maturity date will be postponed and your return will be adversely affected. See “General Terms of Notes — Market Disruption Events.” Moreover, if any Underlying Valuation Date is postponed to the last possible day and the closing level or closing price, as applicable, of any Component Underlying is not available on that day because of a market disruption event or if such day is not a trading day, the calculation agent will nevertheless determine the closing level or closing price, as applicable, of that Component Underlying on such last possible day. See “Description of Notes — Payment at Maturity” for more information.

The tax consequences of an investment in the notes are unclear.

There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. The IRS might not accept, and a court might not uphold, the characterization and tax treatment of the notes described in “Material U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative characterization or treatment for the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance, promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in this product supplement no. 27-I and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. Non-U.S. Holders should also note that they may be withheld upon at a rate of up to 30% unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

Unless otherwise specified in any related underlying supplement or relevant terms supplement, to our knowledge, we are not currently affiliated with any of the issuers of the equity securities included in a Component Index or held by a Component Fund or included in an index underlying such Component Fund.

Unless otherwise specified in any related underlying supplement or relevant terms supplement, to our knowledge, we are not currently affiliated with any of the equity securities included in a Component Index or held by a Component Fund. As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities held by a Component Fund or your notes. None of the money you pay us will go to the sponsor of a Component Index or a Component Fund or any of the issuers of the equity securities included in the Component Index or held by a Component Fund and none of those issuers will be involved in the offering of the notes in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your notes.

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In the event we become affiliated with any issuer of equity securities that are included in a Component Index or held by a Component Fund, we will have no obligation to consider your interests as a holder of the notes in taking any action with respect to such issuer that might affect the value of your notes.

Historical performance of any Component Underlying should not be taken as an indication of the future performance of such Component Underlying during the terms of the notes.

The actual performance of any Component Underlying over the term of the notes, as well as the amount payable at maturity may bear little relation to the historical performance of that Component Underlying. The value of any Component Underlying will be determined by the trading prices of the equity securities underlying the relevant Component Index or the trading prices of the relevant Component Fund, as applicable. As a result, it is impossible to predict whether the value of any Component Underglying will rise or fall.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

Risks Relating to a Basket

The Basket Components may not be equally weighted.

If so specified in the relevant terms supplement, the Basket Components may have different weights in determining the level of the Basket. For example, the relevant terms supplement may specify that the Basket consists of five Basket Components and that the Component Weightings are 25%, 30%, 15%, 20% and 10%, respectively. One consequence of an unequal weighting of the Basket Components is that the same percentage change in the levels of the Component Underlyings underlying two of the Basket Components may have different effects on the Basket Return. For example, if the Component Weighting for Basket Component Underlying A is greater than the Component Weighting for Basket Component Underlying B and neither Basket Component is subject to a buffer amount, a 5% decrease in the level of Basket Component Underlying A will have a greater effect on the Basket Return than a 5% decrease in the level of Basket Component Underlying B.

The weight of each Basket Component may be determined on a date other than the pricing date.

If so specified in the relevant terms supplement, the weight of each Basket Component in the Basket may be determined on a date or dates other than the pricing date. For example, the relevant terms supplement may specify that the weights of the Basket Components in the Basket will be determined based on the relative magnitude of the Underlying Return of the Component Underlying for each Basket Component on the Observation Date. As a result, if the relevant terms supplement so specifies, you will not know the weight assigned to each Basket Component until a date later than the pricing date, and you may not know the weight assigned to each Basket Component in the Basket prior to the final Underlying Valuation Date.

Changes in the value of the Component Underlyings may offset each other.

Unless otherwise specified in the relevant terms supplement, the notes are linked to a weighted Basket composed of two or more Basket Components, each of which is linked a Component Underlying. Price movements in the Component Underlyings may not correlate with each other. At a time when the value of one or more of the Component Underlyings increases, the value of the other Component Underlyings may not increase as much or may even decline. Therefore, in calculating the Basket Return, increases in the value of one or more of the Component Underlyings may be moderated, or more than offset, by lesser increases or declines in the level of the other Component Underlying or Component Underlyings, particularly if the Component Underlying or Component Underlyings that appreciate are linked to a Basket Component or Basket Components of relatively low weight in the Basket. For example, for a note linked to two equally weighted Basket Components with no buffer and with the same upside leverage factor, a 10% appreciation

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in the Component Underlying for one Basket Component on any Underlying Valuation Date would be completely offset by a 10% decline in the Component Underlying for the other Basket Component on such Underlying Valuation Date. Similarly, for a note linked to four unequally weighted Basket Components with no buffer and with the same upside leverage factor, an 8% decline in the Component Underlying for a Basket Component that is weighted 50% would more than offset a 5% appreciation in each of the remaining three Component Underlyings. There can be no assurance that the Ending Underlying Level of each Component Underlying will be higher than its Starting Underlying Level, of if applicable, its Underlying Strike Level, or that Basket Return will be positive. You may lose some or all of your investment in the notes if the Ending Underlying Levels for the Component Underlyings for one or more Basket Components are lower than their respective Starting Underlying Levels or, if applicable, their respective Underlying Strike Levels.

Movements in the Basket Components may be highly correlated

High correlation of movements in the Basket Components during periods of negative returns among the Basket Components could have an adverse effect on your return on your investment at maturity. However, the movements in the Basket Components may become uncorrelated in the future. Accordingly, at a time when the return of one or more of the Basket Components increases, the return the return of the other Basket Components may not increase as much or may even decline. See “—Changes in the value of the Component Underlyings may offset each other” above.

Risks Relating to a Component Index

The sponsor of a Component Index (an “Index Sponsor”) may adjust such Component Index in a way that affects its level, and the Index Sponsor has no obligation to consider your interests.

The applicable Index Sponsor is responsible for maintaining a Component Index. The Index Sponsor can add, delete or substitute the equity securities underlying the applicable Component Index or make other methodological changes that could change the level of that Component Index. You should realize that the changing of equity securities included in a Component Index may affect that Component Index, as a newly added equity security may perform significantly better or worse than the asset or assets it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the applicable Component Index. Any of these actions could adversely affect the value of the notes. The Index Sponsor of a Component Index has no obligation to consider your interests in calculating or revising that Component Index. See the relevant index description section in any related underlying supplement or the relevant terms supplement for additional information.

For notes linked to a foreign Component Index, the notes will be subject to risks associated with foreign indices.

For notes linked in whole or in part to a foreign Component Index, the notes will be subject to risks associated with foreign Indices. See “— Risks Relating to a Foreign Component Index or a Foreign Component Fund” below.

Risks Relating to a Component Fund

There are risks associated with a Component Fund.

A Component Fund may have a limited operating history. Although the shares of a Component Fund may be listed for trading on NYSE Arca, Inc. (“NYSE Arca”) and a number of similar products have been traded on NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any Component Fund or that there will be liquidity in the trading market.

In addition, a Component Fund is subject to management risk, which is the risk that the applicable investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market prices of the shares of a Component Fund and, consequently, the value of the notes. See any applicable Component Fund description in the relevant terms supplement or any relevant underlying supplement for additional information.

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The policies of the investment adviser for a Component Fund, and the sponsor of its Underlying Index, if applicable, could affect the value and the amount payable on the notes.

The policies of the investment adviser for a Component Fund concerning the calculation of the Component Fund’s net asset value; additions, deletions or substitutions of securities, futures contracts or other assets or financial measures underlying the Component Fund; substitutions of its Underlying Index, if applicable; and manner in which changes affecting an Underlying Index, if applicable, are reflected in the Component Fund, could affect the market price of the shares of such Component Fund and, therefore, affect the amount payable on the notes at maturity, if any, and the value of the notes before maturity. The amount payable on the notes and their value could also be affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the Component Fund’s net asset value, or if the investment adviser or commodity pool operator, as applicable, discontinues or suspends calculation or publication of the Component Fund’s net asset value, in which case it may become difficult to determine the value of the notes.

In addition, the sponsor of an Underlying Index, if applicable, is responsible for the design and maintenance of the Underlying Index. The policies of the sponsor concerning the calculation of the Underlying Index, including decisions regarding the addition, deletion or substitution of the securities, futures contracts or other assets or financial measures included in the Underlying Index, if applicable, could affect the value of the Underlying Index and, consequently, the market prices of the shares of the Component Fund and, therefore, the amount payable on the notes at maturity and the value of the notes before maturity.

For notes a Component Fund that is designed to track an Underlying Index, the performance of the Fund may not correlate with the performance of its Underlying Index.

Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, a Component Fund that is designed to track an Underlying Index uses a representative sampling strategy or a replication or indexing strategy to attempt to track the performance of its Underlying Index. Pursuant to a representative sampling strategy, a Component Fund invests in a representative sample of securities that collectively has an investment profile similar to its Underlying Index; however, a Component Fund may not hold all or substantially all of the securities, futures contracts or other assets or financial measures included in its Underlying Index. Even if a Component Fund uses a replication or indexing strategy, the Component Fund may not hold all of the securities, futures contracts or other assets or financial measures included in its Underlying Index. Therefore, while the performance of a Component Fund is linked principally to the performance of its Underlying Index, its performance is also generally linked in part to assets other than the securities, futures contracts or other assets or financial measures included in its Underlying Index because, unless otherwise specified in the relevant terms supplement, its investment adviser generally may invest a portion of a Component Fund’s assets in securities not included in the Underlying Index and in other assets, including potentially shares of money market funds affiliated with or advised by the investment adviser.

In addition, the performance of a Component Fund will reflect additional transaction costs and fees that are not included in the calculation of its Underlying Index. Also, the component securities, futures contracts or other assets or financial measures of a Component Fund may be unavailable in the secondary market due to other extraordinary circumstances. Corporate actions with respect to any securities (such as mergers and spin-offs) also may impact the variance between a Component Fund and its Underlying Index. Finally, because the shares of a Component Fund may be traded on NYSE Arca and may be subject to market supply and investor demand, the market value of one share of a Component Fund may differ from the net asset value per share of the Component Fund.

For all of the foregoing reasons, the performance of a Component Fund that is designed to track an Underlying Index may not correlate with the performance of its Underlying Index. Consequently, the return on the notes will not be the same as investing directly in any Component Fund or any relevant Underlying Index or in the securities, futures contracts or other assets or financial measures held by any Component Fund or included in any relevant Underlying Index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of any relevant Underlying Index.

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For notes linked in whole or in part to a foreign Component Fund, the notes will be subject to risks associated with foreign funds.

For notes linked in whole or in part to a foreign Component Fund, the notes will be subject to risks associated with foreign funds. See “— Risks Relating to a Foreign Component Index or a Foreign Component Fund” below.

For notes linked in whole or in part to a Component Fund that primarily invests in debt securities, the notes will be subject to risks associated with bond funds.

For notes linked in whole or in part to a Component Fund that primarily invests in debt securities, the notes will be subject to risks associated with bond funds. See the relevant term sheet or any relevant underlying supplement for risk factors relating to any relevant Fund that holds debt securities.

The anti-dilution protection is limited.

The calculation agent will make adjustments to the Share Adjustment Factor for a Component Fund, which will be set initially at 1.0, for certain events affecting the shares of such Component Fund. See “General Terms of Notes — Anti-Dilution Adjustments.” The calculation agent is not required, however, to make such adjustments in response to all events that could affect the shares of a Component Fund. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

Risks Relating to a Foreign Component Index or a Foreign Component Fund

For notes linked in whole or in part to a foreign Component Index or a foreign Component Fund, if the prices of its component non-U.S. securities are not converted into U.S. dollars for purposes of calculating the value of that foreign Component Index or foreign Component Fund, the amount payable on the notes at maturity will not be adjusted for changes in exchange rates that might affect that foreign Component Index or foreign Component Fund.

If the prices of the non-U.S. securities underlying the applicable foreign Component Index or foreign Component Fund are not converted into U.S. dollars for purposes of calculating the value of that foreign Component Index or foreign Component Fund and although the non-U.S. securities underlying that foreign Component Index or foreign Component Fund are traded in currencies other than U.S. dollars, and the notes, which are linked in whole or in part to that foreign Component Index or foreign Component Fund, are denominated in U.S. dollars, the amount payable on the notes at maturity, if any, will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. securities underlying that foreign Component Index or foreign Component Fund are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the payment on the notes. The amount we pay in respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in “Description of Notes — Payment at Maturity.”

If the Basket includes a Basket Component linked to a foreign Component Underlying, if the prices of its component non-U.S. equity securities are not converted into U.S. dollars for purposes of calculating the value of the Component Underlying, the amount payable on the notes at maturity will not be adjusted for changes in exchange rates that might affect the Index.

If the prices of the non-U.S. equity securities comprising the Component Underlying are not converted into U.S. dollars for purposes of calculating the value of such Component Underlying and although the non-U.S. equity securities composing or held by such Component Underlying are traded in currencies other than U.S. dollars, and the notes, which are linked to the index, are denominated in U.S. dollars, the amount payable on the notes at maturity, if any, will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. equity securities composing or held by such Component Underlying are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the payment on the notes. The amount we pay in

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respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in “Description of Notes — Payment at Maturity.”

If the Basket includes a Basket Component linked to a foreign Component Underlying, if the prices of its component non-U.S. securities are converted into U.S. dollars for purposes of calculating the value of the Component Underlying, the notes will be subject to currency exchange risk.

If the prices of the non-U.S. equity securities composing the applicable Component Underlying are converted into U.S. dollars for the purposes of calculating the value of such Component Underlying, the holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities composing or held by such Component Underlying trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the equity securities composing or held by such Component Underlying denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of such Component Underlying will be adversely affected and the payment at maturity of the notes may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;
•	existing and expected interest rate levels;
•	the balance of payments; and
•	the extent of governmental surpluses or deficits in the Component Underlying Countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various Component Underlying Countries and the United States and other countries important to international trade and finance.

If the Basket includes a Basket Component linked to a foreign Component Underlying, if the prices of its component non-U.S. equity securities are converted into U.S. dollars for purposes of calculating the value of such Component Underlying, changes in the volatility of exchange rates, and the correlation between those rates and the values of the Component Underlying are likely to affect the market value of the notes.

The exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. equity securities composing or held by the applicable Component Underlying are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which prices of the equity securities composing or held by such Component Underlying and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which an equity security composing or held by the Component Underlying is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency upon which that equity security is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. equity securities composing or held by the Component Underlying are denominated refer to the size and frequency of that exchange rate.

Because the Component Underlying is calculated, in part, by converting the closing prices of the equity securities composing or held by such Component Underlying into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those non-U.S. equity securities are denominated could affect the market value of the notes.

The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. equity securities composing or held by the Component Underlying are denominated and the value of the Component Underlying refer to the relationship between the percentage changes in that exchange rate and the percentage changes in the value of the Component Underlying. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which value the non-U.S. equity securities composing or held by such Component Underlying are denominated and the percentage changes in the value of the Component Underlying could affect the value of the notes.

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For notes linked to a foreign Component Underlying, an investment in the notes is subject to risks associated with non-U.S. securities markets.

The equity securities composing or held by the applicable foreign Component Underlying been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for notes with a Basket Component linked to a foreign Component Underlying composed of or holding securities traded in one or more emerging market countries.

Some or all of these factors may influence the Index closing level or the closing price or the applicable Component Underlying. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of a Component Underlying based on its historical performance. The value of a Component Underlying may decrease such that you may not receive any return of your investment. There can be no assurance that the Index closing level will not decrease so that at maturity you will not lose some or all of your investment.

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Use of Proceeds and hedging

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes. We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties.

If so specified in the relevant terms supplement, each agent’s commission will include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. If the relevant terms supplement does not specify that such projected profit is included in each agent’s commission, the original issue price of the notes will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. Under these circumstances, the estimated cost of hedging will include the projected profit, which will not exceed $50.00 per $1,000 principal amount note. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the date of the relevant terms supplement, we, through our affiliates or others, expect to hedge some or all of our anticipated exposure in connection with the notes. In addition, from time to time after we issue the notes, we, through our affiliates or others, may enter into additional hedging transactions and close out or unwind those we have entered into, in connection with the notes and possibly in connection with our or our affiliates’ exposure to one or more Component Indices or Component Funds or the securities, commodities, futures contracts or other assets or financial measures underlying one or more Component Indices or Component Funds. To accomplish this, we, through our affiliates or others, may take positions in one or more Component Indices or Component Funds, the securities, commodities, futures contracts or other assets or financial measures underlying one or more Component Indices or Component Funds, or instruments the value of which is derived from one or more Component Indices or Component Funds or the securities, commodities, futures contracts or other assets or financial measures underlying one or more Component Indices or Component Funds. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the instruments described above.

While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the value of the Component Underlying on the pricing date or any Initial Averaging Dates, as applicable, and/or decrease the Index closing level or closing price, as applicable, on any other Underlying Valuation Date, which could adversely affect your payment at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the notes declines. See “Risk Factors — Risks Relating to the Notes Generally — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” above.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. We may hedge our exposure on the notes directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to two or more Component Indices or Component Funds or the securities, commodities, futures contracts or other assets or financial measures underlying two or more Component Indices or Component Funds. No note holder will have any rights or interest in our hedging activity or any positions that we or any unaffiliated counterparties may take in connection with our hedging activity.

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General Terms of Notes

Calculation Agent

J.P. Morgan Securities LLC will act as the calculation agent. The calculation agent will determine, among other things, the Starting Underlying Level or the Underlying Strike Level, if applicable, and Ending Underlying Level for each of the Component Underlyings, the Basket Return, the payment at maturity, if any, on the notes, the Index closing level or closing price of each Component Underlying on each Initial Averaging Date, if applicable, the Share Adjustment Factor and anti-dilution adjustments, if any, related to a Component Fund, and the Underlying Return for each of the Component Underlyings and the Component Return for each of the Basket Components on any Underlying Valuation Date. In addition, the calculation agent will determine, among other things:

•	whether a market disruption event has occurred;
•	adjustments to any Share Adjustment Factor;
•	whether a Component Index has been discontinued, the method of calculating a Component Index has changed in a material respect or a Component Index has been otherwise modified so that it does not, in the opinion of the calculation agent, fairly represent the level of that Component Index had those changes or modifications not been made and, if applicable, which index to select as a successor index; and
•	whether a Component Fund has been delisted, liquidated or otherwise terminated, the Component Fund or its Underlying Index, if applicable, has been changed in a material respect or the Component Fund or its Underlying Index, if applicable, has been otherwise modified so that it does not, in the opinion of the calculation agent, fairly represent the price of that Component Fund had those changes or modifications not been made and, if applicable, which exchange-traded fund to select as a successor fund.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

All calculations with respect to the Starting Underlying Level and Ending Underlying Level for each of the Component Underlyings, the Underlying Strike Level, if applicable, the Basket Return, the Index closing level or closing price of each Component Underlying on the pricing date or each Initial Averaging Date, if applicable, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Certain events may prevent the calculation agent from calculating the Index closing level or closing price of a Component Underlying on any Initial Averaging Date, if applicable, or any Underlying Valuation Date, and consequently, the Basket Return or the amount, if any, that we are required to pay you at maturity of the notes. These events may include disruptions or suspensions of trading on the markets as a whole.

With respect to a Component Index or any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, means:

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•	the occurrence or existence of a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of that Component Index (or that successor index) on the relevant exchanges (as defined below) for those securities for more than two hours of trading during, or during the one-hour period preceding the close of, the principal trading session on that relevant exchange;
•	a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of that Component Index (or that successor index) during the one hour preceding the close of the principal trading session on that relevant exchange are materially inaccurate;
•	the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to that Component Index (or that successor index) for more than two hours of trading during, or during the one-hour period preceding the close of, the principal trading session on that exchange or market; or
•	a decision to permanently discontinue trading in those related futures or options contracts,

in each case, as determined by the calculation agent in its sole discretion; and

•	a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

For purposes of determining whether a market disruption event with respect to a Component Index (or the relevant successor index) exists at any time, if trading in a security included in that Component Index (or that successor index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of that Component Index (or that successor index) will be based on a comparison of:

•	the portion of the level of that Component Index (or that successor index) attributable to that security relative to
•	the overall level of that Component Index (or that successor index),

in each case immediately before that suspension or limitation.

For purposes of determining whether a market disruption event with respect to a Component Index (or the relevant successor index) has occurred, unless otherwise specified in the relevant terms supplement:

•	a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, or the primary exchange or market for trading in futures or options contracts related to that Component Index (or that successor index);
•	limitations pursuant to the rules of any relevant exchange similar to New York Stock Exchange (“NYSE”) Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;
•	a suspension of trading in futures or options contracts on that Component Index (or that successor index) by the primary exchange or market for trading in those contracts by reason of:
•	a price change exceeding limits set by that exchange or market,
•	an imbalance of orders relating to those contracts or
•	a disparity in bid and ask quotes relating to those contracts
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will, in each case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to that Component Index (or that successor index); and

•	a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary exchange or market on which futures or options contracts related to that Component Index (or that successor index) are traded will not include any time when that exchange or market is itself closed for trading under ordinary circumstances.

“Relevant exchange” means, with respect to each Component Index or any relevant successor index, the primary exchange or market of trading for any security (or any combination thereof) then included in such Component Index or such successor index, as applicable.

With respect to a Component Fund and any relevant successor fund, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

•	the occurrence or existence of a suspension, absence or material limitation of trading of the shares of that Component Fund (or that successor fund) on the primary market for the shares of that Component Fund (or that relevant successor fund) for more than two hours of trading during, or during the half-hour period preceding the close of, the principal trading session in that market;
•	a breakdown or failure in the price and trade reporting systems of the primary market for the shares of that Component Fund (or that relevant successor fund) as a result of which the reported trading prices for the shares of that Component Fund (or that relevant successor fund or such other security) during the last half-hour period preceding the close of the principal trading session in such market are materially inaccurate;
•	the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the shares of that Component Fund (or that relevant successor fund), if available, during the half-hour period preceding the close of the principal trading session in the applicable exchange or market;
•	the occurrence or existence of a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of the applicable Underlying Index (or the underlying index related to the relevant successor fund) on the relevant exchanges for such securities for more than two hours of trading during, or during the half-hour period preceding the close of, the principal trading session on such relevant exchange; or
•	the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the Underlying Index (or the underlying index related to the relevant successor fund) or shares of such Component Fund (or such relevant successor fund) for more than two hours of trading during, or during the half-hour period preceding the close of, the principal trading session on that exchange or market; and

in each case, as determined by the calculation agent in its sole discretion; and

•	a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of any hedge with respect to the notes.

An “Underlying Index,” with respect to a Component Fund, means the index underlying such Component Fund.

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For purposes of determining whether a market disruption event with respect to a Component Fund (or the relevant successor fund) exists at any time, unless otherwise specified in the relevant terms supplement, if trading in a security included in the Underlying Index (or the underlying index related to the relevant successor fund) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Underlying Index (or the underlying index related to the relevant successor fund) will be based on a comparison of (x) the portion of the level of the Underlying Index (or the underlying index related to the relevant successor fund) attributable to that security relative to (y) the overall level of the Underlying Index (or the underlying index related to the relevant successor fund), in each case immediately before that suspension or limitation.

For purposes of determining whether a market disruption event with respect to a Component Fund (or the relevant successor fund) has occurred:

(1)	a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or the primary exchange or market for trading in futures or options contracts related to the shares of the Component Fund (or that successor fund);
(2)	a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a market disruption event;
(3)	limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;
(4)	a suspension of trading in futures or options contracts on the Underlying Index (or the underlying index related to the relevant successor fund) or shares of that Component Fund (or that successor fund) by the primary exchange or market for trading in such contracts by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will, in each case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the applicable Underlying Index (or the underlying index related to that successor fund) or the shares of such Component Fund (or that successor fund); and

(5)	a “suspension, absence or material limitation of trading” on the relevant exchange or on the primary exchange or market on which futures or options contracts related to the Underlying Index (or the underlying index related to that successor fund) or the shares of that Component Fund (or the relevant successor fund) are traded will not include any time when that exchange or market is itself closed for trading under ordinary circumstances.

“Relevant exchange” means, with respect to each Component Fund or any relevant successor fund, the primary exchange or market of trading for the shares of such Component Fund, or such relevant successor fund, as applicable, or with respect to an Underlying Index or any underlying index related to any successor fund, any security (or any combination thereof) then included in that Underlying Index or underlying index, as applicable.

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Discontinuation of a Component Index; Alteration of Method of Calculation

Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, if the sponsor of a Component Index (an “Index Sponsor”) discontinues publication of that Component Index and that Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Component Index (such index being referred to herein as a “successor index”), then (a) the Index closing level of that Component Index on any Underlying Valuation Date or any other relevant date on which the Index closing level of that Component Index is to be determined will be determined by reference to the level of that successor index published with respect to that day and (b) the Index level, if applicable, of that Component Index at any time on any Underlying Valuation Date or any other relevant date on which the Index level of that Component Index is to be determined will be determined by reference to the level of that successor index as reported by Bloomberg at that time.

Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, if the Index Sponsor for an Index discontinues publication of that Component Index prior to, and that discontinuation is continuing on, an Underlying Valuation Date or any other relevant date on which the Index closing level of that Component Index is to be determined, and the calculation agent determines, in its sole discretion, that no successor index for that Index is available at such time, or the calculation agent has previously selected a successor index for that Component Index and publication of that successor index is discontinued prior to, and that discontinuation is continuing on, that Underlying Valuation Date or other relevant date, then (a) the calculation agent will determine the Index closing level for that Component Index for that Underlying Valuation Date or that other relevant date on that date and (b) the Component Index level, if applicable, at any time on any relevant day will be deemed to equal the Index closing level on that day, as determined by the calculation agent. Unless otherwise specified in the relevant terms supplement or any relevant underlying supplement, the Index closing level of that Component Index will be computed by the calculation agent in accordance with the formula for and method of calculating that Index or successor index, as applicable, last in effect prior to that discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for that suspension or limitation) at the close of the principal trading session on that date of each security most recently composing that Index or successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of an Index or its successor index, as applicable, may adversely affect the value of the notes.

If at any time the method of calculating an Component Index or a successor index, or the level thereof, is changed in a material respect, or if an Index or a successor index is in any other way modified so that it does not, in the opinion of the calculation agent, fairly represent the level of that Component Index or successor index, as applicable, had those changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the Index closing level or Index level, if applicable, of that Index or successor index, as applicable, is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to that Index or successor index, as the case may be, as if those changes or modifications had not been made, and the calculation agent will calculate the Index closing level or Index level, as applicable, of that Index or successor index, as applicable, with reference to that Index or successor index, as adjusted. Accordingly, if the method of calculating an Index or a successor index is modified so that the level of that Index or successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in that Index or successor index), then the calculation agent will adjust its calculation of that Index or successor index, as applicable, in order to arrive at a level of that Index or successor index, as applicable, as if there had been no modification (e.g., as if the split had not occurred).

Discontinuation of a Component Fund; Alternate Calculation of Closing Price

Unless otherwise specified in the relevant terms supplement, if a Component Fund (or a successor fund (as defined herein)) is delisted from the relevant exchange for that Component Fund (or that successor fund), liquidated or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Component Fund (or that successor fund) (such substitute fund being referred to herein as a “successor fund”). If a

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Component Fund (or a successor fund) is delisted, liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then (a) the calculation agent will, in its sole discretion, calculate the appropriate closing price of one share of that Component Fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that Component Fund and (b) the trading price, if applicable, of that Component Fund at any time on any relevant day will be deemed to equal the closing price on that day, as determined by the calculation agent. If a successor fund is selected or if the calculation agent calculates a closing price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that Fund, that successor fund or closing price will be substituted for that Component Fund (or that successor fund) for all purposes of the notes.

Upon any selection by the calculation agent of a successor fund, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

Unless otherwise specified in the relevant terms supplement, if at any time, a Component Fund (or a successor fund) or an Underlying Index, if applicable, is changed in a material respect, or a Component Fund or a successor fund in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price of the shares of that Component Fund (or that successor fund) had those changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing price of one share of that Component Fund or that successor fund is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of one share of an exchange-traded fund comparable to that Component Fund (or that successor fund) as if those changes or modifications had not been made, and calculate the closing price with reference to that Component Fund (or that successor fund), as adjusted. The calculation agent may also determine that no adjustment is required by the modification of the method of calculation.

The calculation agent will be solely responsible for the method of calculating the closing price of one share of a Component Fund (or any successor fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

The calculation agent will provide information as to the method of calculating the closing price of the shares of a Component Fund upon written request by any investor in the notes.

Anti-Dilution Adjustments

The Share Adjustment Factor for a Component Fund (or a successor fund) is subject to adjustment by the calculation agent as a result of the anti-dilution adjustments described in this section.

Unless otherwise specified below, no adjustments to the Share Adjustment Factor for a Component Fund (or a successor fund) will be required unless the Share Adjustment Factor adjustment would require a change of at least 0.1% in the applicable Share Adjustment Factor then in effect. The applicable Share Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Share Adjustment Factor for a Component Fund after the close of business on the business day immediately preceding the maturity date.

No adjustments to the Share Adjustment Factor for a Component Fund will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of one share of a Component Fund (or the relevant successor fund) on any trading day during the term of the notes.

With respect to each Component Fund (or the relevant successor fund), anti-dilution adjustments will be calculated as follows:

Share Splits and Reverse Share Splits

If the shares of a Component Fund (or the relevant successor fund) are subject to a share split or reverse share split, then once such split has become effective, the applicable Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor will equal the product of:

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•	the prior Share Adjustment Factor, and
•	the number of shares that a holder of one share of such Component Fund (or such successor fund) before the effective date of the share split or reverse share split would have owned or been entitled to receive immediate following the applicable effective date.

Share Dividends or Distributions

If a Component Fund (or the relevant successor fund) is subject to (i) a share dividend, i.e., an issuance of additional shares of the Component Fund (or the relevant successor fund) that is given ratably to all or substantially all holders of shares of such Component Fund (or the relevant successor fund) or (ii) a distribution of shares of such Component Fund (or such successor fund) as a result of the triggering of any provision of the corporate charter of such Component Fund (or such successor fund), then, once the dividend or distribution has become effective and the shares of such Component Fund (or such successor fund) are trading ex-dividend, the applicable Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor will equal the prior Share Adjustment Factor plus the product of:

•	the prior Share Adjustment Factor, and
•	the number of additional shares issued in the share dividend or distribution with respect to one share of such Component Fund (or such successor fund).

Non-Cash Dividends or Distributions

If a Component Fund (or the relevant successor fund) distributes shares of capital stock, evidences of indebtedness or other assets or property of such Component Fund (or such successor fund) to all or substantially all holders of shares of such Component Fund (or such successor fund) (other than (i) share dividends or distributions referred to under “— Share Dividends or Distributions” above and (ii) cash dividends referred under “— Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of such Component Fund (or such successor fund) are trading ex-dividend, the applicable Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor will equal the product of:

•	the prior Share Adjustment Factor, and
•	a fraction, the numerator of which is the Current Market Price of one share of such Component Fund (or such successor fund) and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price” of each Component Fund (or the relevant successor fund) means the closing price of one share of such Component Fund (or such successor fund) on the trading day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the Share Adjustment Factor.

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“Ex-dividend date,” with respect to a dividend or other distribution for a Component Fund (or the relevant successor fund), shall mean the first trading day on which transactions in the shares of such Component Fund (or such successor fund) trade on the relevant exchange without the right to receive that dividend or other distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Cash Dividends or Distributions

If the issuer of any shares of a Component Fund (or the relevant successor fund) pays dividends or makes other distributions consisting exclusively of cash to all or substantially all holders of shares of such Component Fund (or such successor fund) during any dividend period during the term of the notes, in an aggregate amount that, together with other such cash dividends or distributions made previously during such dividend period with respect to which an adjustment to the Share Adjustment Factor has not previously been made under this “—Cash Dividends or Distributions” section, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares of such Component Fund (or such successor fund) are trading ex-dividend, the applicable Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor will equal the product of:

•	the prior Share Adjustment Factor, and
•	a fraction, the numerator of which is the Current Market Price of one share of such Component Fund (or such successor fund) and the denominator of which is the amount by which such Current Market Price exceeds the aggregate amount in cash per share of such Component Fund (or such successor fund) distributes in such cash dividend or distribution together with any cash dividends or distributions made previously during such dividend period with respect to which an adjustment to the Share Adjustment Factor has not previously been made under this “—Cash Dividends or Distributions” section to holders of shares of such Component Fund (or such successor fund) in excess of the Dividend Threshold.

For the avoidance of doubt, the Share Adjustment Factor for a Component Fund (or the relevant successor fund) may be adjusted more than once in any particular dividend period because of cash dividends or distributions that exceed the Dividend Threshold. If the applicable Share Adjustment Factor has been previously adjusted in a particular dividend period because of cash dividends or distributions that exceed the Dividend Threshold, subsequent adjustments will be made if the relevant Component Fund (or the relevant successor fund) pays cash dividends or makes other distributions during such dividend period in an aggregate amount that, together with other such cash dividends or distributions since the last adjustment to the Share Adjustment Factor (because of cash dividends or distributions that exceed the Dividend Threshold) exceeds the Dividend Threshold. Such subsequent adjustments to the applicable Share Adjustment Factor will only take into account the cash dividends or distributions during such dividend period made since the last adjustment to such Share Adjustment Factor because of cash dividends or distributions that exceed the Dividend Threshold.

The “Dividend Threshold” is equal to the sum of (x) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the preceding dividend period, if any, per share of a Component Fund (or the relevant successor fund) plus (y) 10% of the closing price of one share of such Component Fund (or such successor fund) on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

The “dividend period” means any period during the term of the notes for which dividends are paid on a regular and consistent basis to shareholders of a Component Fund (or the relevant successor fund).

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Share Adjustment Factor and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

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The calculation agent will provide information as to any adjustments to the Share Adjustment Factor for a Component Fund (or the relevant successor fund) upon written request by any investor in the notes.

Events of Default

Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $1,000 principal amount note as described under the caption “Description of Notes — Payment at Maturity,” calculated as if the date of acceleration were (a) the final Underlying Valuation Date and (b) the Final Disrupted Underlying Valuation Date, which amount will include any accrued and unpaid interest on the notes.

If the notes have more than one Underlying Valuation Date, then for each Underlying Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Underlying Valuation Dates in excess of one) will be the corresponding Underlying Valuation Dates, unless otherwise specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, upon any acceleration of the notes, any interest will be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Interest Payment Date for which interest was paid.

If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the heading “Description of Notes — Forms of Notes” and in the accompanying prospectus under the heading “Forms of Securities — Book-Entry System.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

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The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The notes will be governed by and interpreted in accordance with the laws of the State of New York.

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Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the notes. This summary applies to you if you are an initial holder of a note purchasing the note at its issue price for cash and if you hold the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This summary does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are a holder of a note who is subject to special treatment under the U.S. federal income tax laws, such as:

•	one of certain financial institutions;
•	a “regulated investment company” as defined in Code Section 851;
•	a “real estate investment trust” as defined in Code Section 856;
•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;
•	a dealer in securities;
•	a person holding a note as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to a note;
•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;
•	a trader in securities who elects to apply a mark-to-market method of tax accounting; or
•	a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

Tax Treatment of the Notes

The tax consequences of an investment in the notes are unclear. There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the IRS regarding the notes.

We intend to seek an opinion from Sidley Austin llp, our special tax counsel, which will be based upon the terms of the notes at the time of the relevant offering and certain factual representations to be received from us, regarding the treatment of the notes as “open transactions” for U.S. federal income tax purposes. Whether Sidley Austin llp expresses an opinion regarding the characterization of the notes will be indicated in the relevant terms supplement. In either case, we and you will agree to treat the notes for U.S. federal income tax purposes as “open transactions.” While other characterizations of the notes could be asserted by the IRS, as discussed below, the following discussion assumes that the notes are treated for U.S. federal income tax purposes as “open transactions” and not as debt instruments, unless otherwise indicated.

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In general, we will not attempt to ascertain whether any of the issuers of the component stocks of the Basket Components would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code or as a “U.S. real property holding corporation” (a “USRPHC”) within the meaning of Section 897 of the Code (“FIRPTA”). If any of the issuers of the component stocks were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder in the case of a USRPHC, upon the sale or exchange of a note (including redemption at maturity). You should refer to information filed with the SEC or another governmental authority by the issuers of the component stocks and consult your tax adviser regarding the possible consequences to you if any of the issuers of the component stocks is or becomes a PFIC or USRPHC, as applicable. Depending on the nature of the Basket Components in a particular offering, the relevant terms supplement may include further disclosure regarding these issues.

Tax Consequences to U.S. Holders

You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized in or under the laws of the United States or any political subdivision thereof; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Notes

Tax Treatment Prior to Maturity. You should not recognize taxable income or loss over the term of the notes prior to maturity, other than pursuant to a sale, exchange or redemption at maturity as described below.

Sale, Exchange or Redemption of the Notes. Upon a sale or exchange of a note (including redemption at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or redemption at maturity and your tax basis in the note, which should equal the amount you paid to acquire the note. Subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Code, this gain or loss should be long-term capital gain or loss if you have held the note for more than one year at that time. The deductibility of capital losses, however, is subject to limitations.

Potential Application of the Constructive Ownership Rules. If the notes reference (in whole or in part) one or more of the iShares® MSCI Emerging Markets Index Fund, the iShares® MSCI EAFE Index Fund or a fund not described in this product supplement, the IRS may assert that the notes constitute in whole or in part “constructive ownership transactions” within the meaning of Section 1260 of the Code, in which case the tax consequences of selling or settling the notes would be significantly and adversely affected. Section 1260 generally applies if an investor enters into a “constructive ownership transaction” with respect to a “pass-thru” entity. If a note constitutes a “constructive ownership transaction,” any gain recognized in respect of the note that would otherwise be long-term capital gain and that is in excess of the “net underlying long-term capital gain” (as defined in Section 1260) will be treated as ordinary income, and an interest charge will apply as if that income had accrued for tax purposes at a constant yield over the note’s term. If your notes are treated as “constructive ownership transactions,” there will be a presumption that all long-term capital gain is subject to recharacterization as ordinary income unless the contrary is demonstrated by clear and convincing evidence. The relevant terms supplement will describe our or our special tax counsel’s views as to whether and how the “constructive ownership” rules may apply to the notes, which will depend on the terms of the particular notes being offered.

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Possible Alternative Tax Treatments of an Investment in the Notes

Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization or treatment of the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the notes from issue to maturity (including the last possible date that the notes could be outstanding) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold your notes (even though you will not receive any cash with respect to the notes prior to maturity) and any income recognized upon a sale or exchange of your notes (including redemption at maturity) would generally be treated as interest income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Other alternative U.S. federal income tax characterizations of the notes might also require you to include amounts in income during the term of your notes and/or might treat all or a portion of the gain or loss on the sale or exchange of your notes (including redemption at maturity) as ordinary income or loss or as short-term capital gain or loss, without regard to how long you held your notes. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the notes. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	a nonresident alien individual;
•	a foreign corporation; or
•	a foreign estate or trust.

You are not a “Non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note (including redemption at maturity).

If you are a Non-U.S. Holder of a note and if the characterization of the notes as “open transactions” is respected, any income or gain from the note should not be subject to U.S. federal income or withholding tax unless it is effectively connected with your conduct of a U.S. trade or business. However, among the issues addressed in the notice described above in “— Tax Consequences to U.S. Holders — Possible Alternative Tax Treatments of an Investment in the Notes” is the degree, if any, to which income with respect to instruments described therein, such as the notes, should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the withholding tax consequences of an investment in the notes, possibly with retroactive effect.

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If the notes were recharacterized as indebtedness, any income or gain from a note nonetheless would not be subject to U.S. withholding tax, provided generally that the certification requirement described below has been fulfilled. Because the characterization of the notes is unclear, payments made to you with respect to a note may be withheld upon at a rate of 30% unless you have certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and provided your name and address or otherwise satisfied applicable documentation requirements.

If you are engaged in a U.S. trade or business, and if income or gain from a note is effectively connected with your conduct of that trade or business, although exempt from the withholding tax discussed above, you will generally be taxed in the same manner as a U.S. Holder, except that you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a 30% branch profits tax if you are a corporation.

Non-U.S. Holders should note that recently proposed Treasury regulations, if finalized in their current form, could impose a withholding tax at a rate of 30% (subject to reduction under an applicable income tax treaty) on amounts attributable to U.S.-source dividends (including, potentially, adjustments to account for extraordinary dividends) that are paid or “deemed paid” after December 31, 2012 under certain financial instruments, if certain other conditions are met.  While significant aspects of the application of these proposed regulations to the CDs are uncertain, if these proposed regulations were finalized in their current form, we (or other withholding agents) might determine that withholding is required with respect to CDs held by a Non-U.S. Holder or that the Non-U.S. Holder must provide information to establish that withholding is not required. Non-U.S. Holders should consult their tax advisers regarding the potential application of these proposed regulations. If withholding is so required, we will not be required to pay any additional amounts with respect to amounts so withheld.

In addition, recent legislation as modified by published guidance from Treasury and the IRS, including recently proposed regulations, generally would impose a withholding tax of 30% on payments of U.S.-source income to certain foreign entities (including financial intermediaries) with respect to financial instruments issued after December 31, 2012, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN) have been satisfied. Pursuant to preliminary guidance, this withholding tax will be imposed on payments on such financial instruments after December 31, 2013, and on payments of gross proceeds from a disposition of such financial instruments after December 31, 2014. Prospective investors should consult their tax advisors regarding this recent legislation.

Federal Estate Tax

Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting

You may be subject to information reporting, and you may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding section. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

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Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”), and certain other agents that are or may become party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS, the “Agents”), JPMS has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. Each Agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement. An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement. An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

Our affiliates, including JPMS, may use this product supplement no. 27-I, any related underlying supplement and the accompanying prospectus supplement, prospectus or terms supplement in connection with offers and sales of the notes in the secondary market. JPMS or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

Unless otherwise specified in the relevant terms supplement, there is currently no public trading market for the notes. In addition, unless otherwise specified in the relevant terms supplement, we have not applied and do not intend to apply to list the notes on any securities exchange or to have the notes quoted on a quotation system. JPMS may act as a market maker for the notes. However, JPMS is not obligated to do so and may discontinue any market-making in the notes at any time in its sole discretion. Therefore, we cannot assure you that a liquid trading market for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive if you sell your notes will be favorable.

In connection with an offering of the notes, JPMS may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position for JPMS. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes to be higher than it would otherwise be in the absence of those transactions. If JPMS engages in stabilizing or syndicate covering transactions, it may discontinue them at any time.

Certain of the Agents engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 27-I, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this

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product supplement no. 27-I, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed that it will not offer or sell the notes in any non-U.S. jurisdiction (i) if that offer or sale would not be in compliance with any applicable law or regulation or (ii) if any consent, approval or permission is needed for that offer or sale by that Agent or for or on our behalf, unless the consent, approval or permission has been previously obtained. We will have no responsibility for, and the applicable Agent will obtain, any consent, approval or permission required by that Agent for the subscription, offer, sale or delivery by that Agent of the notes, or the distribution of any offering materials, under the laws and regulations in force in any non-U.S. jurisdiction to which that Agent is subject or in or from which that Agent makes any subscription, offer, sale or delivery. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

Conflicts of Interest

We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the notes will be used, in part, by JPMS or its affiliates in connection with hedging our obligations under the notes. The underwriting arrangements for an offering of the notes will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in an offering of the notes to any of its discretionary accounts without the specific written approval of the customer.

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Notice to Investors

We will offer to sell, and will seek offers to buy, the notes only in jurisdictions where offers and sales are permitted. None of the accompanying prospectus supplement and prospectus, this product supplement no. 27-I, any related underlying supplement and the terms supplement (each, a “Disclosure Document” and, collectively, the “Disclosure Documents”) will constitute an offer to sell, or a solicitation of an offer to buy, the notes by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation. Neither the delivery of any Disclosure Document nor any sale made thereunder implies that our affairs have not changed or that the information in any Disclosure Document is correct as of any date after the date thereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of the Disclosure Documents and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make those purchases, offers or sales.

Argentina

The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including, but not limited to, personal offerings, written materials, advertisements, the internet or the media, in circumstances that constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	Targeted investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.
(ii)	Investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.
(iii)	The number of contacted investors should be relatively small.
(iv)	Investors should receive complete and precise information on the proposed investment.
(v)	Any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.
(vi)	The documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.
(vii)	The aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.
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The Bahamas

The notes will not be offered or sold in or into The Bahamas except in circumstances that do not constitute a “public offering” according to the Securities Industry Act, 1999.

The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

The Disclosure Documents have not been and will not be registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to the Disclosure Documents to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, including the Disclosure Documents, as well as the information contained therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

The Disclosure Documents and the notes have not been and will not be registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of the Disclosure Documents. The notes will not be offered or sold, directly or indirectly, in the Cayman Islands.

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Chile

The Agents, we and the notes have not been and will not be registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes will not be offered or sold within Chile or to, or for the account of benefit of, persons in Chile, except in circumstances that will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances that will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

The notes will be sold only to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;
(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;
(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and
(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and that it has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

Therefore, the notes will not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

(i)	Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to:any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; any offer or sale of the notes at offices or branches open to the public; use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or
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(ii)	use (a) non-solicited emails or (b) email distribution lists to market the notes.

The Disclosure Documents are for your sole and exclusive use, including any of your shareholders, administrators or employees, as applicable. You acknowledge the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment consummated pursuant thereto and represent that you are the sole liable party for full compliance with those laws and regulations.

El Salvador

The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known any Disclosure Document in the territory of El Salvador through any mass media communication such as television, radio, press or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, that are not directed to the Salvadoran public. The offering of the notes will not be registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador will be negotiated only on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and will, in any event, be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed, that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it will not make an offer of the notes to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the notes to the public in that Relevant Member State:

(i)	at any time to any legal entity that is a qualified investor as defined in the Prospectus Directive;
(ii)	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Agent; or
(iii)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no offer of notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the notes to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

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Hong Kong

Each Agent has represented and agreed that:

(i)	it will not offer or sell in Hong Kong, by means of any document, the notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) other than (a) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; or (b) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or that do not constitute an offer to the public within the meaning of that Ordinance; and
(ii)	it has not issued or had in its possession for the purposes of issue , and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes that is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Jersey

Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of the notes that would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

The notes have not been and will not be registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock Exchange and therefore, may not be offered or sold publicly in the United Mexican States. The Disclosure Documents may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

Each Agent has represented and agreed that with effect from and including January 1, 2012, it will not make an offer of notes that are the subject of the offering contemplated by the Disclosure Documents to the public in The Netherlands in reliance on Article 3(2) of the Prospectus Directive if and to the extent article 5:20(5) of the Dutch Financial Supervision Act (Wet op het financieel toezicht, the “DFSA”) will be applied, unless such offer is made exclusively to qualified investors in The Netherlands as defined in the Prospectus Directive, provided that no offer of the notes will require us or any Agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expressions (i) an “offer of notes to the public” in The Netherlands; and (ii) “Prospectus Directive” have the meaning given to them above under the section entitled “European Economic Area.”

Panama

The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

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Peru

The notes have not been and will not be registered with or approved by the regulator of the Peruvian securities market or the stock exchange. Accordingly, the notes will be offered only to institutional investors (as defined by the Peruvian Securities Market Law — “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 — Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

None of the Disclosure Documents has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Disclosure Documents and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person, which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

Switzerland

The Disclosure Documents are not intended to constitute an offer or solicitation to purchase or invest in the notes described therein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither the Disclosure Documents nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or the Swiss Collective Investment Scheme Act, and neither the Disclosure Documents nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither the Disclosure Documents nor any other offering or marketing material relating to us, the offering or the notes have been or will be filed with or approved by any Swiss regulatory authority. The notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority (FINMA), and investors in the notes will not benefit from protection or supervision by any such authority.

United Kingdom

Each Agent has represented and agreed that:

(a)	in relation to any notes that have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is
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reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”)) by the Issuer;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and we will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

The notes will not be registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and will not be publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

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Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless statutory or administrative exemptive relief were available.

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on

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which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser or holder of any notes acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the notes, (B) the purchaser or holder’s investment in the notes, or (C) the exercise of or failure to exercise any rights we have under or with respect to the notes;
(ii)	we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the notes and (B) all hedging transactions in connection with our obligations under the notes;
(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;
(iv)	our interests are adverse to the interests of the purchaser or holder; and
(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, or meets all relevant legal requirements with respect to investments by, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

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